UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2018

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

On April 3, 2018, Jesse A. Cohn notified the board of directors (the “Board”) of LogMeIn, Inc. (the “Company”) of his intention not to stand for re-election at the Company’s 2018 Annual Meeting of Stockholders. Mr. Cohn will remain a member of the Board until the expiration of his term at the 2018 Annual Meeting of Stockholders in May 2018. Mr. Cohn’s decision not to stand for re-election was not the result of any disagreement with the Board or the Company relating to its operations, policies or practices.

Election of Director

On April 4, 2018, the Company’s Board increased the size of the Board to ten (10) and elected Sara C. Andrews as a director. Ms. Andrews has been designated a class III director and will serve until the Company’s 2018 Annual Meeting of Stockholders, or until her successor has been duly elected and qualified. Immediately following the conclusion of the Company’s 2018 Annual Meeting of Stockholders, the size of the Board will be reduced back to nine, to reflect the number of directors then serving on the Board.

Ms. Andrews has served as the Chief Information Security Officer at PepsiCo, Inc., a multinational food, snack and beverage corporation, since July 2014, where she is responsible for safeguarding networks and data across all PepsiCo business units and brands globally. Prior to joining PepsiCo, Ms. Andrews served as the Chief Network Security Officer and Chief Information Security Officer of Verizon Communications, Inc., a multinational telecommunications company, from June 1997 to July 2014, during which time she lead several organizations responsible for data security and the security and integrity of Verizon’s wireline networks and information systems. Ms. Andrews also serves on the Board of the Collin County Children’s Advocacy Center, a non-profit child advocacy center based in Plano, Texas and is a member of the CISO (Chief Information Security Officer) Coalition National Leadership Board. Ms. Andrews was recommended to the Board by the Company’s Nominating and Corporate Governance Committee, in accordance with the provisions of its charter. The Company believes Ms. Andrews’ qualifications to serve on the Board include her experience in information and network security at large public companies as well as her experience in the telecommunications industry as an operating executive.

There are currently no arrangements or understandings between Ms. Andrews and any other person pursuant to which Ms. Andrews was selected as a director. There are currently no transactions in which Ms. Andrews has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s director compensation policy, Ms. Andrews will receive an annual retainer of $50,000 for her service as a director and reimbursement for any out-of-pocket expenses incurred in connection with attending the Company’s board meetings. It is expected that Ms. Andrews will be granted a restricted stock unit award at the next regularly scheduled meeting of the Company’s Board.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press release entitled “LogMeIn Names Sara Andrews to Board of Directors,” issued by the Company on April 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: April 9, 2018	By:	/s/ Michael J. Donahue
Michael J. Donahue SVP, General Counsel & Secretary